As filed with the Securities and Exchange Commission on November 14, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES

EXCHANGE ACT OF 1934

AKTIEBOLAGET SVENSK EXPORTKREDIT

(SWEDISH EXPORT CREDIT CORPORATION)

(Exact Name of Registrant as Specified in its Charter)

Kingdom of Sweden	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Västra Trädgårdsgatan 11 B

Stockholm, Sweden

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total Return SM due October 24, 2022, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$126,300,000 Accelerated Return NotesSM Linked to the Nikkei 225® Index due April 8, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$79,500,000 Accelerated Return NotesSM Linked to the Russell 2000® Index due April 6, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$17,450,000 Accelerated Return NotesSM Linked to the MSCI Emerging Markets IndexSM due April 7, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$51,500,000 Accelerated Return Bear Market NotesSM Linked to the Consumer Discretionary Select Sector Index due April 6, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$32,000,000 Accelerated Return NotesSM Linked to the Russell 1000® Growth Index due May 5, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$72,800,000 Accelerated Return NotesSM Linked to the Dow Jones Industrial AverageSM due May 6, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$32,500,000 Accelerated Return Bear Market NotesSM Linked to the S&P 500® Index due May 5, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$250,000,000 ELEMENTSSM Linked to the MLCX Biofuels Index (Exchange Series) – Total Return due February 13, 2023, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$250,000,000 ELEMENTSSM Linked to the MLCX Grains Index – Total Return due February 14, 2023, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$31,800,000 Accelerated Return NotesSM Linked to the S&P MidCap 400® Index due June 4, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$154,500,000 Accelerated Return NotesSM Linked to the S&P 500® Index due June 5, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
U.S.$176,750,000 Accelerated Return NotesSM Linked to the S&P 500® Index due July 17, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$19,400,000 Accelerated Return NotesSM Linked to the S&P 100® Index due August 28, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$55,000,000 Accelerated Return NotesSM Linked to the S&P 500® Index due August 28, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$16,900,000 Accelerated Return NotesSM Linked to the Technology Select Sector Index due August 28, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$20,400,000 Accelerated Return NotesSM Linked to the Dow Jones EURO STOXX 50SM (Price) Index due October 2, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$26,000,000 Accelerated Return NotesSM Linked to the Russell 2000® Index due October 2, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

U.S.$121,800,000 Accelerated Return NotesSM Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-131369

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

On January 30, 2006, Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) (the Registrant or the Company) filed with the Securities and Exchange Commission (the Commission) a Registration Statement on Form F-3ASR (File No. 333-131369) (the Registration Statement) relating, among other securities, to certain debt securities (including the Medium-Term Notes, Series D) of the Registrant, at which point the Registration Statement became effective under the Securities Act of 1933, as amended (the Securities Act). On February 14, 2006, the Registrant filed with the Commission Post-effective Amendment No. 1 to the Registration Statement.

On January 31, 2006, the Registrant filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act, the prospectus dated January 30, 2006, as supplemented by the prospectus supplement dated January 30, 2006 (the Prospectus and the Prospectus Supplement, respectively). The Registrant has also filed with the Commission:

1. The Product Supplement ARN-Bear dated January 11, 2008 (the ARN-Bear Product Supplement) relating to the Company’s Accelerated Return Bear Market NotesSM, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

2. The Product Supplement ARN-2 dated March 26, 2008 (the ARN Product Supplement) relating to the Company’s Accelerated Return NotesSM, Medium-Term Notes, Series D, pursuant to Rule 424(b)(3) under the Securities Act.

3. The pricing supplement dated October 17, 2007 relating to the Company’s ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

4. The pricing supplement dated October 17, 2007 relating to the Company’s ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

5. The pricing supplement dated October 17, 2007 relating to the Company’s ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

6. The pricing supplement dated October 17, 2007 relating to the Company’s ELEMENTSSM Linked to the Rogers International Commodity Index® – Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

7. The final term sheet dated January 15, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Nikkei 225® Index due April 8, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(3) under the Securities Act.

8. The final term sheet dated January 15, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Russell 2000® Index due April 6, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(3) under the Securities Act.

9. The final term sheet dated January 31, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the MSCI Emerging Markets IndexSM due April 7, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

10. The final term sheet dated January 30, 2008 relating to the Company’s Accelerated Return Bear Market NotesSM Linked to the Consumer Discretionary Select Sector Index due April 6, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

11. The final term sheet dated February 27, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Russell 1000® Growth Index due May 5, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

12. The final term sheet dated February 27, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Dow Jones Industrial AverageSM due May 6, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

13. The final term sheet dated February 27, 2008 relating to the Company’s Accelerated Return Bear Market NotesSM Linked to the S&P 500® Index due May 5, 2009, Medium-Term Notes, Series D, pursuant to 424(b)(2) under the Securities Act.

14. The pricing supplement dated February 5, 2008 relating to the Company’s ELEMENTSSM Linked to the MLCX Biofuels Index (Exchange Series) – Total Return due February 13, 2023, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

15. The pricing supplement dated February 11, 2008 relating to the Company’s ELEMENTS SM Linked to the MLCX Grains Index – Total Return due February 14, 2023, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

16. The final term sheet dated March 26, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P MidCap 400® Index due June 4, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

17. The final term sheet dated March 26, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P 500® Index due June 5, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

18. The final term sheet dated May 1, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P 500® Index due July 17, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

19. The final term sheet dated June 25, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P 100® Index due August 28, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

20. The final term sheet dated June 25, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P 500® Index due August 28, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

21. The final term sheet dated June 25, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Technology Select Sector Index due August 28, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

22. The final term sheet dated August 5, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Dow Jones EURO STOXX 50SM (Price) Index due October 2, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

23. The final term sheet dated August 4, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the Russell 2000® Index due October 2, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

24. The final term sheet dated July 30, 2008 relating to the Company’s Accelerated Return NotesSM Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D, pursuant to Rule 424(b)(2) under the Securities Act.

The pricing supplements referred to in 3. through 6., 14. and 15. above are herein called the Pricing Supplements. The final term sheets referred to in 7. through 13. and 16. through 24. above are herein called the Final Term Sheets. The Medium-Term Notes, Series D referred to in 3. through 24. above are herein called the Notes.

The Prospectus, the Prospectus Supplement, the ARN-Bear Product Supplement, the ARN Product Supplement, the Pricing Supplements and the Final Term Sheets are each incorporated herein by reference to the extent set forth below.

The Registrant has also filed with the Commission the Registration Statements on Form 8-A (pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) to list the Notes on the NYSE Alternext US, LLC (NYSE Alternext), and the NYSE Alternext certified that the Notes had been approved for listing. On October 14, 2008, the Registrant notified the NYSE Alternext of its intention to voluntarily withdraw the Notes from listing on the NYSE Alternext in connection with their listing on NYSE Arca, Inc. pursuant to this Registration Statement on Form 8-A. On November 14, 2008, the Registrant filed with the Commission a notice of its withdrawal of the Notes from listing on the NYSE Alternext.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant authorized for issuance and listings of:

(1) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$173,000,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(2) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$10,000,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(3) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$25,000,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(4) U.S.$250,000,000 ELEMENTSSM Linked to the Rogers International Commodity Index® – Total ReturnSM due October 24, 2022, Medium-Term Notes, Series D, of which U.S.$102,500,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(5) U.S.$126,300,000 Accelerated Return NotesSM Linked to the Nikkei 225® Index due April 8, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(6) U.S.$79,500,000 Accelerated Return NotesSM Linked to the Russell 2000® Index due April 6, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(7) U.S.$17,450,000 Accelerated Return NotesSM Linked to the MSCI Emerging Markets IndexSM due April 7, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(8) U.S.$51,500,000 Accelerated Return Bear Market NotesSM Linked to the Consumer Discretionary Select Sector Index due April 6, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(9) U.S.$32,000,000 Accelerated Return NotesSM Linked to the Russell 1000® Growth Index due May 5, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(10) U.S.$72,800,000 Accelerated Return Notes SM Linked to the Dow Jones Industrial AverageSM due May 6, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(11) U.S.$32,500,000 Accelerated Return Bear Market NotesSM Linked to the S&P 500® Index due May 5, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(12) U.S.$250,000,000 ELEMENTSSM Linked to the MLCX Biofuels Index (Exchange Series) – Total Return due February 13, 2023, Medium-Term Notes, Series D, of which U.S.$2,000,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(13) U.S.$250,000,000 ELEMENTSSM Linked to the MLCX Grains Index – Total Return due February 14, 2023, Medium-Term Notes, Series D, of which U.S.$5,550,000 have been offered and sold and are outstanding. The Registrant may issue additional Notes, which will be fungible and form part of a single series of the applicable Notes with Notes issued and outstanding.

(14) U.S.$31,800,000 Accelerated Return NotesSM Linked to the S&P MidCap 400® Index due June 4, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(15) U.S.$154,500,000 Accelerated Return NotesSM Linked to the S&P 500® Index due June 5, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(16) U.S.$176,750,000 Accelerated Return NotesSM Linked to the S&P 500® Index due July 17, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(17) U.S.$19,400,000 Accelerated Return NotesSM Linked to the S&P 100® Index due August 28, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(18) U.S.$55,000,000 Accelerated Return NotesSM Linked to the S&P 500® Index due August 28, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(19) U.S.$16,900,000 Accelerated Return NotesSM Linked to the Technology Select Sector Index due August 28, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(20) U.S.$20,400,000 Accelerated Return NotesSM Linked to the Dow Jones EURO STOXX 50SM (Price) Index due October 2, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(21) U.S.$26,000,000 Accelerated Return NotesSM Linked to the Russell 2000® Index due October 2, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

(22) U.S.$121,800,000 Accelerated Return NotesSM Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D, all of which have been offered and sold and are outstanding.

Reference is made to the information set forth (1) under “Prospectus Summary—The Debt Securities We May Offer”, “Description of Debt Securities” and “Swedish Taxation” in the Prospectus; (2) on the cover page and under “Description of the Notes” and “United States Federal Income Tax Considerations” in the Prospectus Supplement; (3) on the cover page and under “Description of the Notes” and “United States Federal Income Tax Considerations” in each of the ARN-Bear Product Supplement and ARN Product Supplement; (4) on the cover page and under “Terms of the Notes” in each of the Final Term Sheets; and (5) on the cover page and under “Valuation of the Securities”, “Specific Terms of the Securities” and “United States Federal Income Tax Considerations” in each of the Pricing Supplements and in each of the Information Supplements each dated December 18, 2007 to the Pricing Supplements referred to in 3. to 6. above, all of which information is incorporated by reference in this registration statement.

Item 2.	Exhibits.

The following exhibits shall be, or have been, filed with the NYSE Arca, Inc. or the Securities and Exchange Commission:

1.	Articles of Association of the Registrant, as amended.[1]
2.	Agency Agreement, including Form of Terms Agreement.[2]
3.	Indenture.[3]
4.	First Supplemental Indenture.[2]
5.	Second Supplemental Indenture.[2]
6.	Third Supplemental Indenture.[4]
7.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Agriculture Total ReturnSM due October 24, 2022.[5]
8.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the ELEMENTSSM Linked to the Rogers International Commodity Index® – Energy Total ReturnSM due October 24, 2022.[5]
9.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Metals Total ReturnSM due October 24, 2022.[5]
10.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the Rogers International Commodity Index® – Total ReturnSM due October 24, 2022.[5]
11.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Nikkei 225® Index due April 8, 2009.[6]
12.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Russell 2000® Index due April 6, 2009.[6]
13.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the MSCI Emerging Markets IndexSM due April 7, 2009.[7]
14.	Form of Medium-Term Note, Series D, Accelerated Return Bear Market NotesSM Linked to the Consumer Discretionary Select Sector Index due April 6, 2009.[7]
15.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Russell 1000® Growth Index due May 5, 2009.[8]

16.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Dow Jones Industrial AverageSM due May 6, 2009.[8]
17.	Form of Medium-Term Note, Series D, Accelerated Return Bear Market NotesSM Linked to the S&P 500® Index due May 5, 2009.[8]
18.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the MLCX Biofuels Index (Exchange Series) – Total Return due February 13, 2023.[9]
19.	Form of Medium-Term Note, Series D, ELEMENTSSM Linked to the MLCX Grains Index – Total Return due February 14, 2023.[9]
20.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P MidCap 400® Index due June 4, 2009.[10]
21.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P 500® Index due June 5, 2009.[10]
22.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P 500® Index due July 17, 2009.[11]
23.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P 100® Index due August 28, 2009.[12]
24.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P 500® Index due August 28, 2009.[12]
25.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Technology Select Sector Index due August 28, 2009.[12]
26.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Dow Jones EURO STOXX 50SM (Price) Index due October 2, 2009.[13]
27.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the Russell 2000® Index due October 2, 2009.[13]
28.	Form of Medium-Term Note, Series D, Accelerated Return NotesSM Linked to the S&P 500® Index due October 2, 2009, Medium-Term Notes, Series D.[14]

[1]	Incorporated by reference to the Form 6-K Report filed by the Registrant with the Securities and Exchange Commission on July 7, 2008 (File No. 1-8382).

[2]	Incorporated by reference to the Registrant’s Registration Statement on Form F-3ASR (File No. 333-131369) previously filed with the Securities and Exchange Commission on January 30, 2006.

[3]	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on September 30, 1991 (File No. 1-8382).

[4]	Incorporated by reference to the Form 6-K filed by the Registrant with the Securities and Exchange Commission on October 23, 2008 (File No. 1-8382).

[5]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on October 18, 2007.

[6]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on January 18, 2008.

[7]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on February 1, 2008.

[8]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on February 29, 2008.

[9]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on February 6, 2008.

[10]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on April 1, 2008.

[11]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on May 5, 2008.

[12]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on July 1, 2008.

[13]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on August 7, 2008.

[14]	Incorporated by reference to the Registrant’s Registration Statement on Form 8A previously filed with the Securities Exchange Commission on August 4, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Registrant: Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation)

By:	/s/ Richard Anund
Name: Richard Anund
Title: Executive Director and Head of Funding

By:	/s/ Per Åkerlind
Name: Per Åkerlind
Title: Executive Director, CFO and Head of Capital Markets

Date:    November 14, 2008